Exhibit 10.2

Amendment No. 1, dated October 9, 2008, to a certain Patent Assignment And License Agreement, dated May 21, 2008 (the “Agreement”), by and between Ribotask ApS, having its offices at Søndre Boulevard 44, 3, 5000 Odense C, Denmark, being a corporation established under the laws of Denmark (“Assignor”), and MDRNA, Inc. (f/k/a Nastech Pharmaceutical Company Inc.), having its offices at 3830 Monte Villa Pkwy, Bothell, WA 98021, being a corporation established under the laws of the State of Delaware, United States of America (“Assignee”).

WHEREAS, the parties wish to modify the schedule of payments to be made under Section 3.2.1 of the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. The payment schedule set forth in Section 3.2.1 of the Agreement is hereby modified in its entirety as follows:

Date	Amount
Execution of Definitive Agreement	$50,000	(paid)
August 1, 2008	$50,000	(paid)
Execution of Amendment No. 1	$100,000
December 30, 2008	$100,000
February 1, 2009	$200,000

2. Except as specifically modified by this Amendment No. 1, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNOR: Ribotask ApS		ASSIGNEE: MDRNA, Inc.

By:	/s/ Jesper Wengel	By:	Bruce R. York
Name: Jesper Wengel, Ph.D.		Name: Bruce R. York
Title: Chairman of the Board		Title: CFO

By:	/s/ Suzy Lena
Name: Suzy Lena
Title: CEO